UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _________________
 SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ________________
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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

PRIORITY TECHNOLOGY HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT AND NOTICE OF
2022 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 25, 2022
11:00 a.m. EDT

Priority Technology Holdings, Inc., a Delaware corporation, is a leading provider of merchant acquiring and commercial payment solutions, offering unique product capabilities to small and mid-sized businesses, enterprises and distribution partners (retail and wholesale independent sales organizations, financial institutions and independent software vendors) in the United States. Its common stock is listed on the Nasdaq Global Market ("NASDAQ") under the symbol ''PRTH."

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April 1, 2022

Dear Stockholder:

The board of directors and officers of Priority Technology Holdings Inc. join me in extending to you a cordial invitation to attend our 2022 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 25, 2022, at 11:00 a.m. Eastern Daylight Time.

In light of the coronavirus, or COVID-19 pandemic and for the safety of all of our stakeholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet at www.virtualshareholdermeeting.com/PRTH2022. If you plan to participate in the virtual meeting, please see “Proxy Statement Q&A.”

At the Annual Meeting, stockholders will be asked to vote on six proposals set forth in the Notice of 2022 Annual Meeting of Stockholders and the Proxy Statement following this letter.

Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares of stock are represented and voted regardless of the size of your holdings. We urge you to vote promptly and submit your proxy via the Internet, by telephone or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the virtual Annual Meeting, you will be able to vote in person, even if you have submitted your proxy previously.

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares of stock, please contact our Investor Relations representative at ckettman@lincolnchurchilladvisors.com or (773) 494-7575. If your shares of stock are held by a broker or other nominee (that is, in ''street name''), please contact your broker or other nominee for questions concerning the annual meeting.

We look forward to speaking with you on May 25th.

Sincerely,

/s/ Thomas C. Priore

Thomas C. Priore
President, Chief Executive Officer and Chairman

2001 Westside Parkway
Alpharetta, GA 30004

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Priority Technology Holdings, Inc. (the "Company") will be held at 11:00 a.m. EDT on Wednesday, May 25, 2022. Our Annual Meeting can be accessed virtually via the Internet at: www.virtualshareholdermeeting.com/PRTH2022.

At the Annual Meeting, the Company's stockholders will be asked to vote on the following proposals:

1.To elect the six directors nominated by our board of directors (the "Board of Directors") and named in this Proxy Statement.
2.To approve Amendment 1 to Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan.
3.To approve Amendment 1 to Priority Technology Holdings, Inc. 2018 Equity Incentive Plan.
4.To approve, on a non-binding basis, the compensation of our Named Executive Officers (as defined in this Proxy Statement).
5.To approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers; and
6.To ratify the reappointment of Ernst and Young LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2022.

The Board of Directors recommends that you vote “FOR” each of the nominees for directors (Proposal Number One); “FOR” the approval of Amendment 1 to the Company’s 2021 Employee Stock Purchase Plan (Proposal Number Two); “FOR” the approval of Amendment 1 to the Company’s 2018 Equity Incentive Plan (Proposal Number Three); “FOR” the approval of the compensation of our Named Executive Officers (Proposal Number Four); “ONE YEAR” for the frequency of stockholder advisory votes on the compensation of Named Executive Officers (Proposal Number Five); and “FOR” ratification of the proposed Independent Registered Public Accounting Firm (Proposal Number Six).

The stockholders may also transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date: Close of business on March 28, 2022.

The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Annual Meeting to be held on Wednesday, May 25, 2022. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about April [1], 2022. Only stockholders of record at the close of business on March 28, 2022 are entitled to receive notice of, and to vote at, the virtual Annual Meeting or any adjournment or postponement thereof. If you do not attend the virtual Annual Meeting, you may vote your shares of stock via the Internet or by mail or telephone, as instructed in the Proxy Statement. Your vote is important.

Submitting your proxy does not affect your right to vote in person if you attend the virtual Annual Meeting. Therefore, we urge you to submit your proxy as soon as possible, regardless of whether you expect to attend the Annual Meeting.

In light of the current COVID-19 pandemic, we will monitor the need to change the time or date of our 2022 Annual Meeting of Stockholders, as permitted by guidance issued from the U.S. Securities and Exchange Commission ("SEC") and NASDAQ.

[Signature on Following Page]

By Order of the Board of Directors,

                        /s/ Bradley Miller

                        Bradley Miller
                        General Counsel, Chief Risk Officer, and Corporate Secretary

                        Alpharetta, Georgia
                        April [1], 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS FOR THE MEETING

The Proxy Statement and our Annual Report are available via the Internet at [http://materials.proxyvote.com/74275G].

Proxy Statement

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

The Board of Directors (the "Board" or "Board of Directors") of Priority Technology Holdings, Inc. ("we," "us," "our," "Priority," "PRTH," or the "Company") is soliciting proxies for our 2022 Annual Meeting of Stockholders on May 25, 2022 (the "Annual Meeting"). This Proxy Statement and accompanying proxy card are being mailed on or about April [], 2022 to stockholders of record as of March 28, 2022, the record date (the "Record Date") for the Annual Meeting.

You are receiving this Proxy Statement because you owned shares of the Company's common stock on the Record Date and are, therefore, entitled to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether you attend the Annual Meeting. This Proxy Statement provides information on the matters on which the Board would like you to vote so that you can make an informed decision.

What am I voting on?

The purpose of the Annual Meeting is for the Company's stockholders to vote on the following proposals:

1.To elect the six directors nominated by our Board of Directors and named in the Proxy Statement;
2.To approve Amendment 1 to Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan;
3.To approve Amendment 1 to Priority Technology Holdings, Inc. 2018 Equity Incentive Plan;
4.To approve, on a non-binding basis, the compensation of our Named Executive Officers ("NEOs");
5.To approve, on a non-binding advisory basis, the frequency of future shareholder advisory votes on the compensation of our NEOs; and
6.To ratify the reappointment of Ernst and Young LLP ("EY") as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2022.

 Who is asking for my vote and approximately how much will these solicitation activities cost?

The Company is soliciting your proxy on behalf of the Board. Solicitation of proxies is being made by the Company through the mail, in person and by telecommunications. The cost of this solicitation will be borne by the Company.

 Who can attend the Annual Meeting?

All stockholders of record, or their duly appointed proxies, may attend the Annual Meeting. Beneficial holders who hold shares of common stock "in street name" may also attend provided they obtain the appropriate documents from their broker or other nominee and present them at the Annual Meeting. As of the Record Date, there were 77,589,180 shares of common stock issued and 76,842,093 outstanding.

How can I attend the Annual Meeting?

Stockholders as of the Record Date may attend and vote virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/PRTH2022. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

What are my voting rights?

Each share of common stock is entitled to one vote on each matter submitted to stockholders at the Annual Meeting.

Can I ask questions at the Virtual Annual Meeting?

Stockholders as of our record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/PRTH2022 will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, stockholders must have available their control number provided on their proxy card, voting instruction form or Notice.

What is the difference between holding shares of common stock as a stockholder of record and as a beneficial owner "in street name"?

If your shares of common stock are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record for these shares of stock. As the stockholder of record, you have the right to grant your voting proxy directly to the persons listed on your proxy card or vote in person at the Annual Meeting.

If your shares of stock are held in a brokerage account or through another nominee, such as a trustee, you are considered the beneficial owner of shares of stock held "in street name." These proxy materials are being forwarded to you together with a voting instruction card. As a beneficial owner, you have the right to direct your broker or other nominee how to vote, and you are also invited to attend the Annual Meeting. Because you are a beneficial owner and not the stockholder of record, you may not vote your shares of stock in person at the Annual Meeting unless you obtain a proxy from the broker or other nominee that holds your shares of stock. Your broker or other nominee should have provided directions for you to instruct the broker, trustee, or nominee on how to vote your shares of stock.

What is a broker non-vote?

If you are a beneficial owner whose shares of stock are held "in street name" and you do not provide voting instructions to your broker, your shares of stock will not be voted on any proposal as to which the broker does not have discretionary authority to vote. This is called a "broker non-vote." Your broker has discretionary authority to vote only on Proposal Number Six (ratification of auditor appointment). Therefore, your broker will not have discretion to vote on any other proposal unless you specifically instruct your broker how to vote your shares of stock by returning your completed and signed voting instruction card.

What constitutes a quorum?

A quorum is the minimum number of shares of stock required to be present to transact business at the Annual Meeting. Pursuant to the Company's bylaws, the presence at the Annual Meeting, in person, by proxy, or by remote communication, of the holders of at least a majority of the shares of stock entitled to be voted will constitute a quorum. Broker non-votes and abstentions will be counted as shares of stock that are present at the meeting for purposes of determining a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are my choices when casting a vote with respect to the election of the six nominated directors, and what vote is needed to elect the director nominees?

In voting on the election of the director nominees ("Proposal Number One"), stockholders may:

1.vote for any of the nominees;
2.vote against any of the nominees; or
3.abstain from voting on any of the nominees.

Pursuant to our bylaws, a nominee must receive a plurality of the votes cast with respect to that director's election by the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the nominees who receive the most votes will be elected to the open director positions.  Votes to abstain on Proposal Number One and broker non-votes will not be considered shares of stock entitled to vote on the election of directors and thus will not affect the outcome of this vote.

What are my choices when voting on the approval of an amendment to the Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan (the “Purchase Plan”)?

In voting on the approval of an amendment to the Purchase Plan ("Proposal Number Two"), stockholders may:

1.vote for the amendment;
2.vote against the amendment; or
3.abstain from voting for the amendment.

The amendment to the Purchase Plan will increase the aggregate number of shares of common stock of the Company authorized for issuance under the Purchase Plan by 180,000.

What are my choices when voting on the approval of an amendment to the Priority Technology Holdings, Inc. 2018 Equity Incentive Plan (the “Equity Plan”)?

In voting on the approval of an amendment to the Equity Plan ("Proposal Number Three"), stockholders may:

1.vote for the amendment;
2.vote against the amendment; or
3.abstain from voting for the amendment.

The amendment to the Equity Plan will allow the Company to increase the aggregate number of shares of common stock of the Company authorized for issuance under the Plan by 2,500,000.

What are my choices when voting on the approval of the compensation of the Company’s NEOs?

In voting on the approval of the compensation of the Company’s NEOs ("Proposal Number Four"), stockholders may:

1.vote for the compensation of the Company’s NEOs;
2.vote against the compensation of the Company’s NEOs; or
3.abstain from voting for the compensation of the Company’s NEOs.

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

What are my choices when voting on the frequency of future stockholder advisory votes on the compensation of the Company’s NEOs?

In voting on the frequency of future stockholder advisory votes on the compensation of the Company’s NEOs ("Proposal Number Five"), stockholders may:

1.vote for one year as the frequency of future stockholder advisory votes on the compensation of the NEOs;
2.vote for two years as the frequency of future stockholder advisory votes on the compensation of the NEOs;
3.vote for three years as the frequency of future stockholder advisory votes on the compensation of the NEOs; or
4.abstain from voting on the frequency of future stockholder advisory votes on the compensation of the NEOs.

Because it is possible that no option will receive a majority of votes cast, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

What are my choices when voting on the ratification of the appointment of EY as the Company's independent registered public accounting firm for the year ending December 31, 2022, and what vote is needed to approve this proposal?

In voting on the ratification of EY ("Proposal Number Six"), stockholders may:

1.vote to ratify EY's appointment;
2.vote against ratifying EY's appointment; or
3.abstain from voting on ratifying EY's appointment.

The approval of Proposal Number Six requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

How does the Board recommend that I vote?

The Board recommends a vote:

1.FOR the election of the six nominated directors (Proposal Number One);
2.FOR the approval of Amendment 1 to Purchase Plan (Proposal Number Two);
3.FOR the approval of the Amendment 1 to 2018 Equity Incentive Plan (Proposal Number Three);

4.FOR the approval of, on a non-binding basis, the compensation of our Named Executive Officers (Proposal Number Four);
5.ONE YEAR for the frequency of future shareholder advisory votes on the compensation of our Named Executive Officers (Proposal Number Five);
6.FOR the ratification of the appointment of EY(Proposal Number Six).

How do I vote?

If you are a stockholder of record, you may vote in one of four ways.

•First, you may vote over the Internet by completing the voting instructions form found at www.proxyvote.com. You will need your proxy card when voting over the Internet.

•Second, you may vote by touch-tone telephone by calling 1-800-690-6903.

•Third, you may vote by mail by signing, dating, and mailing your proxy card in the enclosed envelope.

•Fourth, you may vote in person at the virtual Annual Meeting.

If your shares of stock are held in a brokerage account or by another nominee, these proxy materials are being forwarded to you together with a voting instruction card from your broker or nominee. Follow the instructions on the voting instruction card in order to vote your shares of stock by proxy or in person.

Can I change my vote?

Yes. Even after you have submitted your proxy card, you may change or revoke your vote at any time before your proxy votes your shares of stock by submitting written notice of revocation to Bradley Miller, the Company's General Counsel, Chief Risk Officer, and Corporate Secretary, at the Company's address set forth in the 2022 Notice of Annual Meeting, or by submitting another proxy card bearing a later date. Alternatively, if you have voted over the Internet or by telephone, you may change your vote by calling 1-800-690-6903 and following the instructions. Attendance at the virtual Annual Meeting will not constitute a revocation of a previously provided proxy unless you affirmatively indicate at the virtual Annual Meeting that you intend to vote your shares of stock in person by completing and delivering a written ballot. If you hold your shares of stock through a broker or other custodian and would like to change your voting instructions, please review the directions provided to you by that broker or custodian.

May I vote confidentially?

Yes. Our policy is to keep your individual votes confidential, except as appropriate to meet legal requirements, to allow for the tabulation and certification of votes, or to facilitate proxy solicitation.

Who will count the votes?

Bradley Miller, our General Counsel, Chief Risk Officer, and Corporate Secretary, will count the votes and act as the inspector of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K within four business days after the Annual Meeting.

What is "householding" of the Annual Meeting materials?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers "household" proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares of stock are held in a brokerage account, or the Company if you hold shares of stock registered directly in your name. You can notify the Company by sending a written request to Mr. Miller at the Company's address set forth in the 2021 Notice of Annual Meeting or by calling us at (404) 952-2192.

How may I obtain a copy of the Company's Annual Report?

A copy of our 2021 Annual Report on Form 10-K (the "Annual Report") is available at www.prth.com. Stockholders may also obtain a free copy of our Annual Report by sending a request in writing to Bradley Miller at the Company's address set forth in the 2022 Notice of Annual Meeting or by calling us at (404) 952-2192.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation to the Annual Meeting, contact Bradley Miller at the Company's address set forth in the 2022 Notice of Annual Meeting or by calling us at (404) 952-2192.

EXECUTIVE OFFICERS AND BOARD OF DIRECTORS

The following table presents information with respect to our executive officers and directors, as of the date of this Proxy Statement:

Name	Age	Position
Thomas Priore	53	President, Chief Executive Officer and Chairman
Michael Vollkommer	63	Chief Financial Officer
Sean Kiewiet	50	Chief Strategy Officer
Bradley Miller	51	General Counsel, Chief Risk Officer, and Corporate Secretary
Ranjana Ram	39	EVP, M&A and Corporate Development
Marietta Davis	62	Director
Christina Favilla	55	Director
Stephen Hipp	54	Director
Michael Passilla	55	Director
John Priore	58	Director

Executive Officers

Thomas Priore has served as President, Chief Executive Officer and Chairman since December 2018 and as Executive Chairman and founding member of Priority from August 2005 through November 2018. Under Mr. Priore's strategic direction, Priority has emerged from a start-up organization to become the 10th largest merchant acquirer in the U.S. and a leading provider of commercial payment solutions to major global institutions. Prior to dedicating his full time to Priority, he founded ICP Capital, a boutique investment banking enterprise that became a market leader in structured finance reaching over $20 billion in assets under management. From 1999 until 2003, Mr. Priore was with Guggenheim Securities where he founded the Structured Finance Trading and Origination business and managed its Fixed Income Sales and Trading division. Previously, Mr. Priore spent eight years in PaineWebber's Fixed Income Sales and Trading department, rising to Vice President. Mr. Priore is a graduate of Harvard University and holds an MBA from Columbia University. Thomas Priore is the brother of John Priore, Priority's Vice-Chairman.

Michael Vollkommer has served as Chief Financial Officer of Priority since December 2018. Mr. Vollkommer is a CPA who has over 30 years of financial experience in a variety of industries, serving in executive-level positions within several global corporations. Prior to joining Priority, Mr. Vollkommer most recently served as the Chief Financial Officer of Vesta Corporation, an international provider of comprehensive fraud and payment solutions for online commerce, from October 2013 to October 2015, and before that was the Chief Financial Officer of Mueller Water Products from May 2007 to July 2008. From 2001 to 2006, Mr. Vollkommer was Executive Vice President and Chief Financial Officer of Certegy Inc., a public payment services company that was spun off from Equifax in 2001 and merged with certain divisions of Fidelity National Financial in 2006 to create FIS.

Ranjana Ram currently leads corporate development and acquisition strategies at Priority. Ms. Ram is a CFA charterholder and has been focused on executing on strategic growth and investment opportunities for the business going back to inception. Prior to working with Priority, Ms. Ram most recently served as Director at Institutional Credit Partners, an investment bank, where she led over 7 billion in publicly rated structured credit securitizations. Prior to that Ms. Ram worked at Credit Suisse focusing on portfolio and investment strategies.

Sean Kiewiet co-founded Priority after serving as the Director of Technology for Cornerstone Payment Systems. Mr. Kiewiet served as Chief Technology Officer of Priority from August 2005 until December 2021. Mr. Kiewiet previously worked in software development and architecture for Hypercom and Syntellect. Mr. Kiewiet's technology development background drives his vision for Priority to develop high-performing teams that deliberately target technologies at areas where the industry has been complacent and customers have been under-served.

Bradley Miller has served as Priority’s General Counsel and Chief Risk Officer since February 2020.  Mr. Miller has over 25 years of legal and financial industry experience having served as EVP & General Counsel of United Community Banks, Inc. (UCBI), for over 12 years.  Mr. Miller also served as Chief Risk Officer of UCBI for over five years while continuing to serve as its General Counsel, responsible for the oversight of all legal, compliance, and enterprise risk functions.  Prior to UCBI, Mr. Miller began his career with the international firm of Kilpatrick Stockton LLP (now Kilpatrick Townsend LLP) focusing his practice on consumer and commercial litigation, privacy, and regulatory matters.  Mr. Miller is responsible for all facets of Priority’s legal, risk and compliance functions.

Non-Employee Directors

Marietta Davis has served as a director of Priority since January 2021. Ms. Davis works for IBM where she is the worldwide Vice President and Managing Director for the Accenture relationship where she leads a global team focusing on growing IBM’s Cloud and Cognitive Application portfolio. Prior to joining IBM, Davis spent 16 years at Microsoft Corporation in a variety of leadership roles. Davis also serves in an advisory board role for The Posse Foundation, a non-profit organization that identifies, trains and mentors young, diverse leaders as they navigate college and enter the workforce.

Christina Favilla has served as a director of Priority since October 2019. Ms. Favilla served as Chief Operating Officer of Sterling National Bank from July 2017 until December 2018. She previously served as Chief Operating Officer of GE Capital's lending and leasing business from February 2012 until June 2017. Prior to 2012, she served as President of Discover Bank for six years. She also currently serves as a board member of a privately held fintech company. Ms. Favilla is a seasoned banking and financial services professional with a track record of growing business platforms in volatile regulatory environments. Her core skills include people leadership, risk management, P&L, and IT governance.  Ms. Favilla holds an MBA in Information Systems from the Fordham Gabelli School of Business.

Stephen Hipp has served as a director of Priority since December 2020. Mr. Hipp retired from Goldman Sachs where he spent the last 16 years as the Managing Director of Specialty Lending Group focusing on financing middle market companies. Prior to Goldman Sachs, Mr. Hipp was the Senior Vice President of underwriting and portfolio management for GE Capital. Mr. Hipp started his career as an Auditor for Ernst and Young in 1990 and maintained his Certified Public Account certificate from July 1992 through July 1999.

Michael Passilla has served as a director of Priority since June 2019. Mr. Passilla served as Vice Chairman for JP Morgan Chase & Company from July 2016 until his retirement in June 2018, after serving as Chief Executive Officer of Chase Merchant Services from May 2013 to June 2016. He previously served as Chief Executive Officer of Elavon - US Bank, Inc. from August 2010 to April 2013, after serving as EVP of Global Business Development since August 2007. Mr. Passilla received a Bachelor of Business Administration from the University of Notre Dame in 1989 and an MBA from Northwestern University in 1995.

John Priore is the co-founder of Priority and has served as Vice-Chairman of Priority from December 2018 through March 2021. Prior to that, John Priore served as Chief Executive Officer of Priority since August 2005. He has over twenty-five years of experience in the payments industry. Prior to founding Priority, John Priore was the Executive Vice President of Financial Systems at Ingenico, and also served in a variety of positions at other firms, including NOVA, First Data and American Express. Mr. Priore is a member of the Technology Association of Georgia (TAG), a legacy member of the Alpharetta Technology Commission and currently serves on the board of directors for the Electronic Transactions Association. John Priore's commitment to the industry has helped propel Priority to be a leader in payments technology. John Priore is the brother of Thomas Priore, Priority's President, Chief Executive Officer and Chairman.

Family Relationships

Thomas Priore, our President, Chief Executive Officer and Chairman, and John Priore, a non-employee Director, are brothers.

Involvement in Certain Legal Proceedings

In 2015, approximately three years after reaching a civil settlement with regulators on the matter, and without admitting or denying the allegations against him, Thomas Priore consented to the entry of an order by the SEC against him (the "SEC Order") relating to his prior involvement as the majority owner, President and Chief Investment Officer of a registered investment adviser, ICP Asset Management, LLC. Under the SEC Order, Mr. Priore agreed to be barred from associating with any broker, dealer, investment adviser, municipal securities dealer or transfer agent, and from participating in any offering involving a penny stock, for a minimum of five years from the date of the SEC Order with the right to apply to the applicable regulatory body for reentry thereafter. The SEC Order does not, nor has it ever, prohibited Thomas Priore's involvement with the Company, or his service as President, Chief Executive Officer or Chairman.

Other than the above, to our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors. This includes our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of the Code of Ethics is posted on our website at www.prth.com. We intend to disclose on our website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Code of Ethics.

Board Leadership Structure and Role in Risk Oversight

Currently, the positions of Chief Executive Officer and Chairman of the Board are held by one individual, Thomas Priore. Although no formal policy currently exists, the Board has determined that, at present, Mr. Priore is able to devote his time to both the daily execution of the Company's business strategies and to the long-term strategic direction of the Company and having him serve in both roles is in the best interests of our stockholders.

Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility both directly and through its committees. Our Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, is primarily responsible for managing the risks associated with operation and business of the company and will provide appropriate updates to the Board and the Audit Committee. Our Board delegates to the Audit Committee oversight of its risk management process, and our other committees also consider risk as they perform their respective committee responsibilities. All committees report to the Board as appropriate, including when a matter rises to the level of material or enterprise risk.

Per our securities trading policy, all covered persons, including all executive officers and directors, are prohibited from purchasing Company securities on margin or pledging Company securities as collateral.

Independence of Directors

As a result of our common stock being listed on the NASDAQ, Priority adheres to the rules of such exchange in determining whether a director is independent. A director is not independent unless the Board affirmatively determines that he or she does not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director in accordance with the NASDAQ corporate governance rules for listed companies. The Board has determined that a majority of our directors, specifically, Messrs, Davis, Favilla, Hipp and Passilla, are independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Guidelines for Selecting Director Nominees

The Nominating and Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which the Nominating and Governance Committee will take into consideration, include, but are not limited to, providing those persons to be nominated:

•should have demonstrated notable or significant achievements in business, education or public service;

•should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interest of stockholders.

The Nominating and Governance Committee considers a number of qualifications relating to management and leadership experience, background, diversity of viewpoints, professional experience, education and skills, and integrity and professionalism in evaluating a person's candidacy for membership on the Board. The Nominating and Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide timely, written notice to Bradley Miller, the Company's General Counsel, Chief Risk Officer, and Corporate Secretary, at the Company's address set forth in the 2021 Notice of Annual Meeting. The Nominating and Governance Committee does not distinguish among nominees recommended by stockholders and other persons.

Stockholder and Interested Party Communications

Priority's Board does not provide a process for stockholders or other interested parties to send communications to the Board because management believed that it was premature to develop such processes given the limited liquidity of common stock at that time. However, management may establish a process for stockholder and interested party communications in the future.

Limitation on Directors' Liability

Our certificate of incorporation and bylaws will indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). The DGCL permits a corporation to limit or eliminate a director's personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Board Meetings
Our Board met eight times during 2021. Also during 2021, the Audit Committee met seven times, the Nominating and Governance Committee met three times, and the Compensation Committee met three times. All of our then directors attended all of the Board meetings during 2021 and all of our then members of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee attended all of the respective committee meetings during 2021.

Policy Regarding Attendance at Annual Meetings of Stockholders

Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevents their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director's participation by means where the director can hear, and be heard, by those present at the meeting.

Executive Sessions

Executive sessions of non-management directors are held regularly throughout the year.

Board Committees

Our Board has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. The charters for each committee are available in the investor relations section of our website at www.prth.com or in print by contacting Mr. Miller at the Company's address. The Board may also establish other committees to assist in the discharge of its responsibilities.

The table below identifies the committee members and committee chairperson (as indicated by a "C") as of the date of this Proxy Statement:

Director	Audit	Compensation	Nominating and Corporate Governance
Thomas Priore
Marietta Davis *	X		X
Christina Favilla *	X	X	C
Stephen Hipp *	X	C	X
Michael Passilla *	C	X	X
John Priore

    * Independent director

Audit Committee

The Board has established an Audit Committee comprised of independent directors. The Audit Committee consists of Michael Passilla, Marietta Davis, Christina Favilla and Stephen Hipp with Mr. Passilla as the chairman of the Audit Committee. Each member of the Audit Committee is independent under NASDAQ listing standards. The Audit Committee has a written charter. The purpose of the Audit Committee is, among other things, to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls.

The Audit Committee is and at all times will be composed exclusively of "independent directors," as defined for Audit Committee members under NASDAQ listing standards and the rules and regulations of the SEC, who are "financially literate." "Financially literate" generally means being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, Priority is required to certify to the exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication.

Mr. Passilla serves as the financial expert on the Audit Committee.

Compensation Committee

The Board has established a Compensation Committee consisting of Stephen Hipp, Christina Favilla and Michael Passilla, with Mr. Hipp as the chairman of the Compensation Committee. The Compensation Committee has a written charter. Each member of the Compensation Committee is independent under NASDAQ listing standards. The purpose of the Compensation Committee is to review and approve compensation paid to our executive officers and directors and to administer incentive compensation plans, including authority to make and modify awards under such plans. Although the Compensation Committee values and solicits our executive officers’ input regarding executive and director compensation, it retains and exercises sole authority to make decisions regarding such compensation.

Nominating and Governance Committee

The Board has established a Nominating and Governance Committee comprised of Christina Favilla, Marietta Davis, Stephen Hipp and Michael Passilla, with Ms. Favilla as the chairwoman of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent under NASDAQ listing standards. The Nominating and Governance Committee has a written charter. The Nominating and Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under "Corporate Governance-Board Committees-Audit Committee." Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. EY, our Independent Registered Public Accounting Firm, is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements with management and EY. The Audit Committee also discussed with EY the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee received the written disclosures and the letters from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY's communications with the Audit Committee concerning independence, and discussed with EY their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Michael Passilla
Marietta Davis
Christina Favilla
Stephen Hipp

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and stockholders who own more than 10% of the Company's stock to file forms with the SEC to report their ownership of the Company's stock and any changes in ownership. The Company assists its directors and executive officers by identifying reportable transactions of which it is aware and preparing and filing their forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. the following Form 3s were late: Rajiv Kumar (1) and the following Form 4s were late: John Priore (1). All Form 3s and Form 4s have since been filed.

COMPENSATION OF EXECUTIVE OFFICERS

Overview

Priority has opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such terms are under the rules promulgated under the Securities Act of 1933, as amended. These rules require compensation disclosure for Priority's principal executive officer and its two most highly compensated executive officers other than its principal executive officer. These officers are referred to as the "Named Executive Officers" or "NEOs."

The NEOs for Priority's year ended December 31, 2021 were:

•Thomas Priore, its President, Chief Executive Officer and Chairman;
•Michael Vollkommer, its Chief Financial Officer; and
•Ranjana Ram, its Executive Vice President, Mergers and Acquisitions and Corporate Development.

Summary Compensation Table

The following table presents summary information regarding the total compensation for Priority's years ended December 31, 2021 and 2020 for the Named Executive Officers:

Name and Principal Position	Year	Salary $	Bonus[1] $	Stock Awards[2] $	Option Awards $	Non-Equity Incentive Compensation $	All Other [3] $	Total $
Thomas Priore President, Chief Executive Officer, and Chairman	2021	900,000	2,000,000	—	—	—	20,885	2,920,885
	2020	737,500	874,642	874,642	—	400,000	—	2,886,784
Michael Vollkommer Chief Financial Officer	2021	425,000	212,500	750,000	—	—	11,600	1,399,100
	2020	425,000	287,500	750,000	—	—	11,400	1,473,900
Ranjana Ram, Executive Vice President, Mergers and Acquisions	2021	271,154	140,000	1,746,197			11,600	2,168,951
	2020	230,000	190,000	—	—	—	—	420,000
(1)A special transaction-related cash bonus of $2,000,000 was awarded by the Company to Mr. Priore in connection with the sale of an investment in 2021
(2)Pursuant to the terms of an employment agreement and an equity award agreement executed in December 2018 between the Company and Mr. Vollkommer that provide for potential annual equity grants in December of each of the years 2018, 2019, 2020, 2021, and 2022, subject to annual approval by the Board. The Board granted restricted stock units of 114,320 shares and 140,713 shares of the Company's common stock in December 2021 and 2020 with a grant-date fair value of $750,000. At vesting of the awards, the Company has not guaranteed that the vested award will have any specific monetary value, nor may Mr. Vollkommer or the Company elect settlement in any deliverable other than shares of the Company's common stock.
(3)Reflects medical insurance premiums paid by the Company on behalf of Mr. Priore, and 401(k) matching contributions for Mr. Vollkommer and Ms. Ram.

Narrative Disclosure to Summary Compensation Table

Mr. Thomas Priore

Mr. Thomas Priore is party to a director agreement among the Priority Payment Systems Holdings LLC and Pipeline Cynergy Holdings, LLC (together referred to as the "Employers") and Priority, dated May 21, 2014 (which we refer to as the "Thomas Priore Director Agreement"). In 2017 and through November 30, 2018, he served as Executive Chairman of Priority as an independent contractor. Effective December 1, 2018, he also became our President and Chief Executive Officer. As Chief Executive Officer, the Compensation Committee set performance goals for Mr. Priore based upon revenue, adjusted EBITDA (a non-GAAP measure), and personal performance goals for determining his short-term and long-term incentive. The 2021 target bonus objectives were not achieved. The value created, however, by Mr. Priore's leadership in the successful gain from the sale of Payix LLC resulted in a discretionary bonus of $2,000,000.

Mr. Michael Vollkommer

Mr. Michael Vollkommer was appointed as our Chief Financial Officer, effective as of December 3, 2018. On December 21, 2018, Priority and Mr. Vollkommer entered into an Executive Employment Agreement (the "Vollkommer Employment Agreement") dated as of December 20, 2018.

Pursuant to the Vollkommer Employment Agreement, Mr. Vollkommer's received an annual base salary ($425,000 in both 2020 and 2021) and is eligible for an annual discretionary bonus with a target ranging from 25%-50% of Mr. Vollkommer's annual base salary. If Mr. Vollkommer is terminated for any reason other than Cause or if Mr. Vollkommer terminates his employment for Good Reason, then subject to his execution of a release, he would be entitled to continued payment of his base salary for a period of six months following the date of his termination.

Based on Mr. Vollkommer’s performance in 2021, the Compensation Committee awarded Mr. Vollkommer a discretionary bonus of $212,500.

Ms. Ranjana Ram

The Compensation Committee has set a discretionary target bonus for Ms. Ram in the range of 25% - 50% of her base salary. Additionally, Ms. Ram may be awarded equity grants from time to time in the discretion of the Compensation Committee. Ms. Ram was awarded 250,000 restricted stock units, which vest over 3 years, as a long-term incentive and in recognition of her significant contributions in the Company’s acquisition of Finxera Holdings, LLC.

401(k) Plan

Priority maintains a tax-qualified 401(k) defined contribution plan available to substantially all of our employees. The 401(k) plan is available on the same terms to all of its U.S. employees, including Ms. Ram and Mr. Vollkommer. Mr. Priore does not participate in the plan. Each participant may elect to make a voluntary contribution of an amount between 0% to 100% of his or her eligible compensation to the 401(k) plan, subject to Internal Revenue Service limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices. Subject to certain limitations, Priority will match a participant's contributions to the 401(k) plan at a rate of 100% for the first 3% of employee contributions and 50% for the next 2%. All contributions under the plan are fully vested.

COMPENSATION OF DIRECTORS

The following table presents summary information regarding the total compensation for Priority's year ended December 31, 2021 for our non-employee directors:

Name of Director	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation(1) $	All Other Compensation(2) $	Total $
John Priore	60,000	63,837	—	12,500	6,962	143,299
Marietta Davis	60,000	100,000	—	—	—	160,000
Christina Favilla	65,000	100,000	—	—	—	165,000
Stephen Hipp	65,000	100,000	—	—	—	165,000
Michael Passilla	70,000	100,000	—	—	—	170,000
(1)Represents Mr. Priore's first quarter bonus in his role as Vice Chairman through March 31, 2021.
(2)Reflects payments to Mr. Priore for reimbursement of health insurance premiums for him and his eligible dependents, pursuant to his former employment agreement as Vice Chairman through March 31, 2021.

Narrative Disclosure to Director Compensation Table

Independent Director Compensation

The independent directors have each entered an agreement to which each receives cash compensation of $60,000 per year, payable in monthly installments and a grant of restricted stock with a grant date fair value $100,000 which vests over four quarters. The chair of the Audit Committee received $10,000 in 2021 in addition to their director cash compensation. The chair of the Nominating and Corporate Governance Committee received $5,000 in 2021 in addition to their director cash compensation. Payment of each installment of the annual fee is subject to applicable restrictions under the debt and equity financing agreements of the Company and its subsidiaries. In the event any such restrictions prohibit payment of an installment of the annual fee such amount will accrue interest at a rate of 6% per annum until such amount is permitted to be paid. The independent directors are reimbursed for reasonable and documented out-of-pocket expenses incurred by him or her in the performance of their duties.

OUTSTANDING EQUITY AWARDS AT 2021 YEAR END

The following table provides information regarding unexercised stock options, stock that has not yet vested, and equity incentive plan awards for each NEO outstanding as of the end of 2021. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares of Stock, Units, or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares of Stock, Units or Other Rights That Have Not Yet Vested ($) (a)
Thomas Priore	—	—	—	—	—	102,542	(b)	725,997
Michael Vollkommer	—	—	—	—	—	362,184	(c)	2,564,262
Ranjana Ram	—	—	—	—	—	252,992	(d)	1,791,183

(a) Based on the closing price per share of the Company's common stock of $7.08 as traded on the Nasdaq Global Market on December 3, 2021.

(b) The February 2021 grant to Mr. Priore vests equally over two years. The remaining shares are scheduled to vest on February 25, 2023.

(c) The December 2018 equity award agreement also allows Mr. Vollkommer the eligibility to receive additional annual equity grants with a fair value of up to $750,000 each in December of each of the years 2019, 2020, 2021, and 2022, subject to Board approval. The Board approved the annual award for December 2021 by granting Mr. Vollkommer an additional 114,504 time-based restricted stock units of which 53,571 units vested on December 3, 2020 and 53,571 units are scheduled to vest on December 3, 2021. In December 2020, the Board approved the annual award for December 2020 by granting Mr. Vollkommer an additional 140,713 time-based restricted stock units which are scheduled to vest 50% in December 2021 and 50% in 2022. At vesting, the Company has not guaranteed that the vested award will have any specific monetary value, nor may Mr. Vollkommer or the Company elect settlement in any deliverable other than shares of the Company's common stock.

(d) The April 2021 equity award agreement granted Ms. Ram 250,000 time-based restricted stock units which vest equally over three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth information as of the Record Date regarding the beneficial ownership of our common stock by:

•each person known to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•each director and each named executive officer; and
•all current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock (2)
5% or Greater Stockholders (Other than below):
None

Directors and Named Executive Officers:
Thomas Priore (3)	46,718,873	60.8%
John Priore (4)	9,307,342	12.1%
Sean Kiewiet	1,816,204	2.4%
Michael Vollkommer	228,749	*
Bradley Miller	132,395	*
Ranjana Ram	577,434	*
Dave Faupel	58,704	*
Marietta Davis (6)	11,724	*
Christina Favilla (5)(6)	64,916	*
Stephen Hipp (6)	73,919	*
Michael Passilla (5)(6)	140,968	*
All directors and executive officers as a group (11 individuals)	59,131,228	76.9%
    ______________________________
    * Less than 1%

(1) Unless otherwise indicated, the business address of each of the individuals is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Alpharetta, GA 30004.

(2) The percentage of beneficial ownership of Priority is calculated based on 76,842,093 shares of common stock outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them as of the date indicated.

(3) Includes 2,500,000 shares of the Company's common stock held by Lori A. Priore, the spouse of Thomas C. Priore, and Bernard H. Smyers, in their capacity as trustees of the Thomas C. Priore Irrevocable Insurance Trust u/a/d 1/8/2010, for the benefit of Lori A. Priore and the children of Thomas C. Priore and Lori A. Priore.

(4) Includes 9,295,618 shares of the Company's common stock directly held by AESV Credit Card Consulting LLC, which is controlled by John Priore. John Priore may be deemed to beneficially own such shares of stock directly or indirectly controlled by him.

(5) On April 1, 2021, the four independent board members were each granted 11,724 restricted stock units which vest 25% on April 1, 2021, 25% on July 1, 2021, 25% on October 1, 2021, and 25% on January 1, 2022 subject to continued service as a director of Priority.

TRANSACTIONS WITH RELATED PERSONS

In May 2021, the Company completed the exchange of 1,428,358 shares of common stock and $0.8 million of cash for the remaining outstanding redeemable non-controlling preferred equity interests (the "redeemable NCIs") in PHOT, a subsidiary of the Company, that were initially issued in February 2019, in exchange for the contribution of substantially all of the operating assets of eTab and Cumulus under asset contribution agreements. Thomas Priore, the Company's President, Chief Executive Officer and Chairman, initially owned 83.3% of the redeemable NCIs, which ownership interest was subsequently reduced to 35.3% through the CEO's disposition of interests to others. Thomas Priore received 605,623 shares of common stock of the Company in exchange for his 35.3% interest, and Ranjana Ram, the Company's Executive Vice President of M&A and Corporate Development received 413,081 shares of common stock of the Company in exchange for her 24.1% interest.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

General

Our certificate of incorporation and bylaws currently provide that the number of directors constituting the Board shall be determined solely and exclusively by resolution duly adopted from time to time by the Board. There are six directors presently serving on our Board, and the number of directors to be elected at this Annual Meeting is six.

The Board proposes that the following six director nominees be elected to the Board to serve until the next annual meeting in 2023, or until his or her earlier resignation, death, or removal.

Nominees for Directors

Each nominee is listed below, along with their age as of the date of this Proxy Statement.

Name	Age
Thomas Priore	53
John Priore	58
Marietta Davis	62
Christina Favilla	55
Stephen P. Hipp	54
Michael Passilla	55

Certain biographical information about the nominees as of the date of this Proxy Statement can be found above under "Executive Officers and Board of Directors."

Vote Required

Pursuant to our bylaws, a nominee must receive the vote of a plurality of the votes cast with respect to that director's election by the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the nominees who receive the most votes will be elected to the open director positions. Votes to abstain on Proposal Number One and broker non-votes will not be considered shares of stock entitled to vote on the election of directors and thus will not affect the outcome of this vote.

The Board recommends a vote "FOR" the election of each of the director nominees listed above.

PROPOSAL NUMBER TWO
APPROVAL OF PROPOSED AMENDMENT TO THE PRIORITY TECHNOLOGY HOLDINGS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

General
The Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan (the “Purchase Plan”) permits eligible employees of the Company and its designated subsidiaries to purchase our common stock, subject to IRS and other limits set forth in the Purchase Plan, during pre-specified offering periods at a discount established by the Company not to exceed 5% of fair market value. The purpose of the Purchase Plan is to encourage a sense of proprietorship on the part of the Company’s eligible employees by assisting them in making regular purchases of shares of our common stock, thereby further aligning the interests of employees and shareholders in the future growth and financial success of the Company. The Purchase Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code, so that the discount value is not subject to federal income tax at the time of purchase.

At this time, out of our current authorized Purchase Plan share pool of 20,000 shares, approximately 20,000 shares remain available for grants. At the current rate of participation, we anticipate that the Purchase Plan share pool will be depleted by September 1, 2022.

On March 17, 2022, the Board unanimously approved an amendment to the Purchase Plan, subject to approval by our shareholders at this Annual Meeting, to increase the number of shares authorized for issuance under the plan by 180,000 shares of our common stock. We anticipate that based on current projections of growth in the business and workforce, this increase will meet the demand for Purchase Plan shares through 2025.

Proposed Amendment
The amendment would increase the number of shares authorized for issuance under the Plan by 180,000 shares to a total of 200,000 shares.

The Board has concluded that it is advisable that the Company continue to have the ability to offer its employees a stock ownership interest in the Company, which enhances employee interest in the continued success and progress of the Company. This objective is served by increasing the number of available shares under the Purchase Plan. Accordingly, the Board has voted, subject to shareholder approval, to amend the Purchase Plan to increase the total number of shares authorized to be sold to employees by 180,000 shares to a total of 200,000 shares of our common stock, subject to periodic adjustments for changes in the outstanding common stock occasioned by stock splits, stock dividends, recapitalizations or other similar changes. We are seeking your approval to increase the number of shares available for issuance under the Purchase Plan by 180,000 shares, which will increase the current limit from 20,000 shares to 200,000 shares.

Vote Required
The approval of Proposal Number Two requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

The Board recommends that you vote "FOR" approval of the amendment to the Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan.

PROPOSAL NUMBER THREE
APPROVAL OF PROPOSED AMENDMENT TO THE
PRIORITY TECHNOLOGY HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN

General

The Priority Technology Holdings, Inc. 2018 Equity Incentive Plan (the “Equity Plan”) allows us to provide a variety of equity-based incentives and rewards to selected directors, consultants, officers and other key employees of the Company. We offer these incentives and rewards in order to assist in recruiting and retaining directors, consultants, advisors, officers and other employees. The Plan previously reserved for issuance pursuant to awards up to an aggregate of 6,685,696 shares of our common stock (which is equal to 10% of our common stock outstanding immediately following consummation of the business combination in July 2018). Additionally, if any award granted under the Equity Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation rights is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the Equity Plan.

On March 17, 2022, the Board unanimously approved an amendment to the Equity Plan, subject to approval by our shareholders at this Annual Meeting, to increase the number of shares authorized for issuance under the plan by 2,500,000 shares of our common stock.

Proposed Amendment
The amendment would increase the number of shares authorized for issuance or transfer under the Plan by 2,500,000 shares to a total of 4,364,050 shares. An increase in the aggregate number of shares authorized for issuance or transfer under the Plan will allow us to continue to grant a variety of equity and incentive awards as a valuable tool to help us attract and retain our directors, consultants, advisors, officers and other employees, more closely align their interests with those of our shareholders, and motivate award recipients to increase shareholder value by contributing to the long-term growth and success of the Company.

The Compensation Committee carefully manages the equity awards and share usage under our equity plans. The requested increase is intended to provide the Company with a moderate pool to fund equity and incentive awards, which we believe are in line with competitive practices and will further shareholder interests.

Vote Required

The approval of Proposal Number Three requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

The Board recommends a vote “FOR” the amendment to the Plan.

PROPOSAL NUMBER FOUR
APPROVAL OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
General

Pursuant to Section 14A of the Securities Exchange Act (the “Exchange Act”), we are required to provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail in the Compensation of Executive Officers and Compensation of Directors sections above, our executive compensation programs are designed to attract, retain, and motivate executives of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased stockholder value.

Highlights of our executive compensation program, as described in the Compensation of Executive Officers and Compensation of Directors section, include:

•[compensation programs that are performance-based and align executive officer incentives with stockholder interests over multiple timeframes;
•annual incentives that are earned based on performance measured against specific financial and strategic objectives for an executive’s area of responsibility, together with a qualitative assessment of performance;
•at-risk pay and compensation design that reflect an executive officer’s impact on Corporation performance over time; and
•appropriate risk management practices, including a clawback policy, anti-hedging policy, anti-pledging policy, stock ownership requirements, net share retention ratio, and net hold requirements with respect to equity grants.]

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the approval, on an advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement, including the Compensation of Executive Officers and Compensation of Directors section, [the 2021 Summary Compensation Table], and the other related tables and narrative discussion.

Though the say-on-pay vote is advisory, and therefore not binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the voting results when making future decisions regarding executive compensation as it deems appropriate. We expect to hold our next say-on-pay vote in 2023.

Vote Required

The approval of Proposal Number 4 requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

The Board recommends a vote “FOR” Proposal Number 4

PROPOSAL NUMBER FIVE
APPROVAL OF THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
General

Under Section 14A of the Exchange Act, we are required to provide our stockholders with the opportunity to indicate how frequently we should seek an advisory vote to approve the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the proposal included on page 29 of this Proxy Statement. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on NEO compensation every one, two, or three years, or they may abstain from such advisory vote.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Priority, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on named executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for Priority, and we look forward to hearing from our stockholders on this proposal.

Please mark on the proxy card your preference as to the frequency of holding stockholder advisory votes on executive compensation, every year, every two years, or every three years, or you may abstain from voting on this proposal.

This vote is advisory and not binding on the Board of Directors or Priority in any way. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory vote to approved NEO compensation as it deems appropriate.

Vote Required

Because it is possible that no option will receive a majority of votes cast, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

The Board recommends a vote of the option of “ONE year” as the frequency with which stockholders will be provided future advisory votes to approve Named Executive Officer compensation.

PROPOSAL NUMBER SIX
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board has appointed EY to serve as the Company's independent registered public accounting firm for the year ending December 31, 2022. The Board is submitting the appointment of EY as the Company's independent registered public accounting firm for stockholder ratification and recommends that stockholders ratify this appointment. Stockholder ratification of the appointment of EY is not required by law or otherwise. The Board is submitting this matter to stockholders for ratification because the Board believes it to be a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee may reconsider whether to retain EY. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if, in its discretion, it determines that such a change would be in the Company's best interest and that of the Company's stockholders. A representative of EY is expected to attend the Annual Meeting, and he or she will have the opportunity to make a statement and will be available to respond to appropriate questions. For additional information regarding the Company's relationship with EY, please refer to the Audit Committee Report above.

Principal Accounting Fees and Services
The following table shows the fees for professional services provided by EY, our independent registered public accounting firm for fiscal year 2021 and 2020, in each of the last two years.

	2021	2020
Audit fees	$1,087,561	$1,038,000
Audit-related fees	419,500	—
Tax fees	688,953	681,209
All other fees	9,765	61,019
Total	$2,205,779	$1,780,228

Amounts in the above table are based on fees billed, including out-of-pocket expenses, for services rendered for the year, even if the auditor did not bill the registrant for those services until after year end.

Fees for audit services for 2021 included the audit of the Company's consolidated financial statements for the year ended December 31, 2021 and review of the Company's quarterly reports on Form 10-Q for the three months ended March 31, 2021, the three months and six months ended June 30, 2021, and the three months and nine months ended September 30, 2021. Audit-related fees included services provided in connection with the Company's acquisitions in 2021. Fees for audit services for 2020 include the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2020 and review of the Company's quarterly reports on Form 10-Q for the three months ended March 31, 2020, the three months and six months ended June 30, 2020, and the three months and nine months ended September 30, 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by EY. The Audit Committee has pre-approved the use, as needed, of EY for specific types of services that fall within categories of non-audit services, including various tax services. The Audit Committee receives regular updates as to the fees associated with the services that are subject to pre-approval. Services that do not fall within a pre-approved category require specific consideration and pre-approval by the Audit Committee. All services rendered by EY in the table above were pre-approved by the Audit Committee.

Vote Required

The approval of Proposal Number Six requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

The Board recommends a vote "FOR" the ratification of the appointment of Ernst and Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Stockholder Proposals and Director Nominations for the 2023 Annual Meeting

We expect that our 2023 Annual Meeting will be held in May 2023 consistent with our 2022 Annual Meeting. Stockholders of record who intend to nominate a candidate for director or submit a proposal at the annual meeting of stockholders in 2023 must provide written notice to the Company in accordance with our bylaws. Under our bylaws, such notice must be received at the Company's principal executive offices, addressed to the Secretary of the Company, not earlier than January 26, 2023 nor later than February 24, 2023, which are dates at least 90 days but not more than 120 days in advance of the first anniversary of the date of the 2022 Annual Meeting. Stockholders are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PRIORITY TECHNOLOGY HOLDINGS, INC.
VOTE BY INTERNET
Before the Annual Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - Go to www.virtualshareholdermeeting.com/PRTH2022.
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future Proxy Statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2001 WESTSIDE PARKWAY
SUITE 155
ALPHARETTA, GEORGIA 30004

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIORITY TECHNOLOGY HOLDINGS, INC.

The Board of Directors recommends that you vote FOR the election of the following six director nominees:				The Board of Directors recommends you vote ONE YEAR on the following proposal:

Election of Directors	For	Against	Abstain		1 year	2 years	3 years	Abstain
Nominees:				5. To approve, on a non-binding advisory basis, the frequency of future shareholder advisory votes on the compensation of our Named Executive Officers.
1a. Thomas Priore
1b. John Priore
1c. Marietta Davis
1d. Christina Favilla
1e. Stephen Hipp
1f. Michael Passilla

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4.				The Board of Directors recommends you vote FOR the following proposal:
	For	Against	Abstain			For	Against	Abstain
2. Approval of the Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan.				6. Ratification of the appointment of Ernst and Young LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2022.

3. Vote to approve an amendment to our Second Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements.

4. Vote to approve the compensation of the Company's Named Executive Officers.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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PRIORITY TECHNOLOGY HOLDINGS, INC.
Annual Meeting of Stockholders
May 25, 2022 11:00 A.M. Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas C. Priore and Bradley Miller, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Priority Technology Holdings, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held virtually on the Internet at www.virtualshareholdermeeting.com/PRTH2022 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL SIX NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, ONE YEAR ON PROPOSAL 5, FOR PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side